Exhibit 10.11

SPX FLOW
LIFE INSURANCE PLAN
FOR KEY MANAGERS

1.                                      Establishment and Purpose.

SPX FLOW, Inc. (the “Corporation”) has established the SPX FLOW Life Insurance Plan for Key Managers (the “Plan”) effective as of September 26, 2015 (“Effective Date”) for the purpose of attracting and retaining competent key managers.

2.                                      Eligibility to Participate.

The employees eligible to participate (“Participant”) in the Plan are those key managers who are designated by the Compensation Committee of the Board of Directors of the Corporation which administers the Plan (the “Compensation Committee”).

As part of the Separation and Distribution Agreement by and between SPX Corporation and SPX FLOW, Inc. dated as of September 22, 2015 (as may be amended from time to time), SPX Corporation and SPX FLOW, Inc. entered into the Employee Matters Agreement dated as of September 26, 2015 (the “EMA”).  In accordance with the EMA, all liabilities for Flowco Employees (as defined in the EMA) who participated under the SPX Corporation Life Insurance Plan for Key Managers (the “Prior Plan”) immediately prior to the Effective Time (as defined in the EMA) are to be transferred to the Plan as of the Effective Date and the Plan became liable to pay all such benefits (if any) to such Flowco Employees thereafter.  Such Flowco Employees shall become Participants in the Plan as of the Effective Date.

3.                                      Benefits After Retirement.

In the event of the post-retirement death of a Participant, the Participant’s Beneficiary shall receive an after-tax post-retirement death benefit equal to one times the Participant’s final base salary, less the amount of any death benefit paid with respect to the Participant under any group term life insurance policy paid for by the Corporation.

For purposes of the Plan, “retirement” (or such similar term) refers to a Participant whose employment with the Corporation terminates and at time of termination, the Participant (i) is at least age 55, (ii) has a minimum of five (5) years of continuous service with the Corporation, and (iii) has a sum of age and continuous service that totals 65 or greater.  For these purposes, any service of a Flowco Employee with SPX Corporation and its affiliates shall count toward the preceding service determination.  Any Participant’s employment which terminates in accordance with Section 5(B) shall not be considered a termination due to retirement.

For the purpose of calculating the payment from the Corporation, the Participant’s Beneficiary shall be deemed to be a surviving spouse, to be in the highest algebraically combined, joint return, Federal and state income tax bracket for earned income and to be a resident of the state in which the Participant resided at the time of his death.  Estate and inheritance taxes, if any, with respect to the payment from the Corporation shall not be taken into consideration in calculating the amount of benefit owed.

The amount of post-retirement death benefit paid directly by the Corporation shall be paid in a lump-sum.  Such payment shall first be made as soon as practicable following the Participant’s death and upon delivery to the Compensation Committee by the Participant’s Beneficiary of satisfactory proof of death.

4.                                      Benefits Paid Prior to Retirement.

In the event of the pre-retirement death of a Participant, the Participant’s Beneficiary shall receive an after-tax payment equal to two times the Participant’s base salary as of the time of his death, less the amount of any death benefit paid with respect to the participant under any group term life insurance policy paid for by the Corporation.

For purposes of calculating the payment from the Corporation, the Participant’s Beneficiary shall be deemed to be a surviving spouse, to be in the highest algebraically combined joint return, Federal and state income tax bracket for earned income and to be a resident of the state in which the Participant resided at the time of his death.  Estate and inheritance taxes, if any, with respect to the payment from the company shall not be taken into account in calculating the benefit.

The amount of pre-retirement death benefit paid directly by the Corporation shall be paid in a lump-sum.  Such payment shall first be made as soon as practicable following the Participant’s death and upon delivery to the Compensation Committee by the Participant’s Beneficiary of satisfactory proof of death.

5.                                      Eligibility for Benefits at Termination of Employment.

A.                                    Generally

If the Participant employment with the Corporation terminates for any reason other than death before retirement, and subject to Section 5(C), no payments shall be due under this Plan.

B.                                    For Cause

If the Participant’s employment terminates as a result of discharge by the Corporation for proven dishonesty, gross misconduct, misappropriation of the Corporation’s funds or property, willful destruction of the Corporation’s property or other dishonest or fraudulent conduct (or for such reason that constitutes “cause” (or such similar term) under the Participant’s employment or change in control or other similar agreement with the Corporation), no payment shall be due under the Plan.

C.                                    For Disability

(i)                                     If the Participant’s employment with the Corporation is terminated before his 65th birthday for reason of disability, he may continue to participate in this Plan, with the consent of the Compensation Committee.  The Participant whose employment is terminated due to a disability will be considered to be a continuing employee of the Corporation until he reaches his 65th birthday (or ceases to be disabled), at which time he will be deemed to have retired.

(ii)                                  “Disability” or “disabled” as used herein means the Participant’s inability to engage in any occupation or employment for wage or profit for which he is reasonably qualified by education, training or experience, by reason of a medically-determined physical or mental impairment which can be expected to continue for the balance of his lifetime.  The determination of the Participant’s disability shall be made by the Compensation Committee.  The Participant agrees to submit to such physical examination and furnish such proof as may be required by the Compensation Committee in connection with the determination of the existence and continuation of the disability.

(iii)                               The Compensation Committee shall have sole discretion in the ultimate determination as to those who may remain in the Plan under this Section 5(C).

6.                                      Beneficiary Designation.

Each participant in the Plan shall designate a Beneficiary, class of Beneficiaries or any contingent Beneficiaries on a form to be provided by the Compensation Committee.  Such designation of a Beneficiary or Beneficiaries may be changed from time to time by the Participant by filing a new designation with the Compensation Committee.

If any Participant shall fail to designate a Beneficiary, or if all Beneficiaries predecease the Participant, payment (if any) shall be made within a reasonable time to the first surviving class, and in equal shares if there are more than one in each class, of the following classes of successive beneficiaries:

1.              Participant’s widow or widower or surviving domestic partner

2.              Surviving children

3.              Surviving parents

4.              Surviving brothers or sisters

5.              Executor or administrator

The Plan shall recognize and honor all Beneficiary designation elections made by each Flowco Employee under the Prior Plan (to the extent not changed or revoked subsequently as provided above).

7.                                      No Contract of Employment.

Nothing contained in the Plan shall be construed as a contract of employment between the Corporation and the Participant.  Nothing in the Plan shall interfere in any way with the right of the Corporation to terminate a Participant’s service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the individual’s interests under the Plan.

8.                                      Payments as Supplemental Compensation.

The benefits provided hereunder shall not affect the Participant’s annual salary while in full-time employment of the Corporation, nor shall such benefits affect the Participant’s right to participate in any existing or future retirement plan or any other supplemental arrangement.  Payments received by a Participant under the Plan shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Corporation, unless expressly so provided by such other plan, contract or arrangement.

9.                                      Rights not Assignable.

This Plan and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged, sold, conveyed or encumbered in any way by the Participant or the Participant’s Beneficiary and shall not be subject to execution, attachment or similar process.  Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interest or benefits provided pursuant to the terms of this Plan contrary to the terms of the foregoing sentence, or the levy of any additional or similar process thereupon, shall be null and void and without effect.

10.                               Purchase of Insurance Contracts.

In the event the Corporation decides to buy life insurance policies, the Participant agrees to cooperate with the Corporation in providing information for, and submitting to, any physical examination necessary to obtain such insurance policy.  It is essential that all responses and answers to information requested by the insurance company be true and correct as to medical facts in order to prevent the insurance company from declaring the policy null and void.  If the insurance company declares the policy null and void because information provided by the Participant is not true and correct, no benefits shall be payable under this Plan to that Participant’s Beneficiary.  A life insurance policy on the life of the Participant, if purchased, shall name the Corporation as owner and beneficiary.  Such policy, when purchased, shall remain a general unsecured, unrestricted asset of the Corporation, and neither the Participant nor any Beneficiary shall have any rights with respect to, or claim against, such policy.  Such policy shall not be deemed to be held under any trust for the benefit of the Participant or the Participant’s Beneficiary, nor shall such policy be deemed to be held in any such trust as collateral security for fulfilling the obligations of the Corporation under the terms of this Plan.

The Plan at all times shall be entirely unfunded and the Corporation shall not be required at any time to segregate any assets of the Corporation for payment of any benefits hereunder.  No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the

Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.  Nothing contained in the Plan shall constitute a guaranty by the Corporation or any other entity or person that the assets of the Corporation will be sufficient to pay any benefit hereunder.

11.                               Successors, Mergers and Consolidation.

This Plan shall be binding upon the Corporation, its successor and assigns, including without limitations any person, organization or corporation which may acquire substantially all of the assets and business of the Corporation or any company or corporation into which the Corporation may be merged or consolidated.

Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Corporation’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Corporation, or any affiliate, to take any action which such entity deems to be necessary or appropriate.

12.                               Amendment and Termination.

This Plan may be modified, amended or terminated by the Compensation Committee or the Board of Directors of the Corporation.

13.                               Applicable Law.

The Plan (including, without limitation, any rules, regulations, determinations or decisions made by the Compensation Committee or Corporation relating to the Plan) shall be construed and administered exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

14.                               Administration.

This Plan shall be administered by the Compensation Committee.  The Compensation Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established.  The Compensation Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable.  The Compensation Committee’s determinations under the Plan need not be uniform and may be made by the Compensation Committee selectively among Participants, whether or not such Participants are similarly situated.  All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its affiliates, its stockholders, all Participants and Beneficiaries, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.  The Compensation Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

The Compensation Committee may delegate any of its duties under the Plan to one or more officers of the Corporation.  The Compensation Committee shall also be permitted to delegate, to any appropriate officer or employee of the Corporation, responsibility for performing certain ministerial functions under the Plan.  In the event that the Compensation Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Compensation Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Compensation Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Compensation Committee and shall be deemed for all purposes of the Plan to have been taken by the Compensation Committee.

15.                               Validity.

In the event that any part of this Plan is invalid for any reason, such invalidity shall not affect the balance of this Plan, which shall remain valid and binding upon the parties and enforceable in accordance with its terms.

16.                               Indemnification.

Each person who is or shall have been a member of the Compensation Committee or of the Board of Directors of the Corporation shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

17.                               Duty of Participants and Beneficiaries.

The Participant and any Beneficiaries shall, as a condition of receiving benefits under this Plan, be obligated to provide the Compensation Committee with such information as the Compensation Committee shall require in order to administer the Plan.  Each Participant shall keep the Corporation informed of his current address.  The Corporation shall not be obligated to search for the whereabouts of any person.  If, within three years after the actual death of a Participant, the Corporation is unable to locate any Beneficiary for the Participant, then the Corporation shall have no further obligation to pay any benefit hereunder to such Beneficiary or any other person and such benefit shall be irrevocably forfeited.

18.                               Withholding and Right to Offset.

The Corporation may impute income to a Participant due to participating under the Plan, and deduct or withhold from any compensation or payment payable to a Participant or Beneficiary, to the extent it deems advisable to comply with applicable law.  Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law, the Corporation may offset any amounts to be paid to the Beneficiary of a Participant under the Plan against any amounts that such Participant (or Beneficiary) may owe to the Corporation or its affiliates.

19.                               Headings and Construction.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.  Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context.